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                                   PROMISSORY NOTE

$15,000

IRVINE, CALIFORNIA                               January 28, 1997

         FOR VALUE RECEIVED, and intending to be legally bound, the undersigned, AVIATION DISTRIBUTORS, INC., a Delaware Corporation ("the Corporation"), promises to pay to the order of Magda Reichenberg ("Holder") at 8 Sorrento, Irvine, California 92714, or at such other place, either within or without the State of California, as Holder may from time to time designate in writing, the principal sum of $15,000, on the Maturity Date, as defined below, together with simple interest on the unpaid principal balance at the interest rate of 14% per annum, non-compounded, at such times and in the manner provided below.

         1. PAYMENT OF INTEREST AND PRINCIPAL. The principal amount of this Note shall be due and payable on the Maturity Date, as defined below, and shall bear interest at the rate of 14% per annum, non-compounded, payable on the last day of each month. On the Maturity Date, all accrued but unpaid principal and simple interest shall be due and payable.

Holder shall have the right to accelerate the maturity of this Note (including all interest, principal and any other amounts due under this Note) upon an Event of Default, as provided in paragraph 3 hereof.

         2. MATURITY DATE. The "MATURITY DATE" shall be the earlier of (a) October 27, 1997, and (b) the date on which the Corporation has consummated an initial public offering of the Corporation's common stock, par value $.01 per share.

         3. PREPAYMENT. The undersigned may, without the prior written consent of Holder, prepay the unpaid balance of principal under this Note in whole or in part, at any time or times. Any such prepayment shall first be applied against accrued but unpaid interest and next against the principal balance then due under this Note.

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         4.   ACCELERATION.  All of the following constitute "EVENTS OF
DEFAULT":

              (a) Should default be made in the payment of any installment when due hereunder and remain uncured after 10 days written notice from Holder to the undersigned;

              (b) Should any other default occur hereunder and remain uncured after 30 days written notice from Holder to the undersigned; or

              (c)  Any bankruptcy or insolvency of the undersigned.

         If there is an Event of Default, then the whole sum of principal and interest shall, upon written election of Holder delivered to the undersigned, become due and payable within 10 days of the date of such notice.

         5. MISCELLANEOUS. Principal and interest shall be payable in lawful money of the United States. Payments hereunder shall be credited first to interest and then to principal. Nothing contained in this Note shall be deemed to require the payment of interest or other charged by the undersigned in excess of the amount which Holder may lawfully charge under the applicable usury laws. Interest shall be computed on the basis of a 360-day year and a 30-day month and shall be calculated as annual simple interest, on a non-compounded basis. In the event that the interest and other charges provided herein shall exceed such lawful charge, then the amount of interest and other charges payable hereunder by the undersigned shall be reduced to the maximum amount of such lawful charge. In the event Holder employs counsel to collect this obligation, the undersigned agrees to pay reasonable costs and attorneys' fees for the legal services involved. Paragraph headings shall not be used in construing this Note. The validity and construction of this Note and all matters pertaining thereto are to be determined according to the laws of the State of California.

         6. NOTICE. Any notice, demand or document which any party is required or may desire to give or deliver to the other shall be in writing and may be personally delivered or sent by mail, postage prepaid (either by (i) United States registered or certified mail, return receipt requested, or (ii) overnight courier or delivery service), addressed as follows (subject to the right of either party to designate a different address by notice similarly given):

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         TO HOLDER

         Magda Reichenberg
         8 Sorrento
         Irvine, California  92714

         TO THE UNDERSIGNED

         Aviation Distributors, Inc.
         1 Wrigley Drive
         Irvine, California  92618
         Attention:  Mark Ashton

Any notice, demand or document so given, delivered or made by overnight courier or delivery service or United States mail shall be deemed to have been given, delivered or made on the first business day after the date on which the same is delivered to such courier or delivery service or deposited in the United States mail, addressed as above provided, with postage thereon fully prepaid, or, if earlier, upon receipt. Any such notice, demand of document given, delivered or made by the United States mail as aforesaid shall be deemed to be given, delivered or made upon receipt of the same by the party to whom the same is to be given, delivered or made.

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IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the date and year first above written.


                             AVIATION DISTRIBUTORS, INC.


                             By: /s/ Osamah Bakhit
                                ------------------------------------------
                                   Name:  Osamah Bakhit
                                   Title: CEO